UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

WEINGARTEN REALTY INVESTORS

(Exact name of registrant as specified in its charter)

Texas	74-1464203
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008	77008
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.10% Notes due 2019	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this Form relates: 333-155993

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant's Securities to be Registered.

A description of the 8.10% Notes due 2019 is set forth in (i) the prospectus supplement, dated August 12, 2009 (the “Prospectus Supplement”) to the base prospectus, dated December 8, 2008 (the “Base Prospectus”, and together with the Prospectus Supplement, the “Prospectus”) under the caption “Description of Notes” beginning on page S-7 of the Prospectus Supplement; and (ii) under the caption “Description of Debt Securities” beginning on page 21 of the Base Prospectus. The Prospectus constitutes part of a Registration Statement on Form S-3 (File No. 333-155993), previously filed by Weingarten Realty Investors (the “Company”) with the Securities and Exchange Commission (the “SEC”). The Prospectus was filed by the Company with the SEC pursuant to Rule 424(b)(3) on August 17, 2009, and such Prospectus shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are being filed with the copies of this Form 8-A Registration Statement filed with the New York Stock Exchange, Inc. and the SEC.

Exhibit No.	Description and Method of Filing

4.1	Form of 8.10% Note due 2019, incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed August 14, 2009.

4.2	Form of Indenture between Weingarten Realty Investors and The Bank of New York Mellon Trust Company, N.A. (successor in interest to JPMorgan Chase Bank, National Association, formerly Texas Commerce Bank National Association), incorporated by reference to Exhibit 4(a) to the Registrant’s Registration Statement on Form S-3 (No. 33-57659) filed February 10, 1995.

.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WEINGARTEN REALTY INVESTORS

/s/ Stephen C. Richter
Stephen C. Richter, Executive Vice President and Chief Financial Officer

August 17, 2009